Exhibit 10.2

FREESCALE SEMICONDUCTOR, INC.

OMNIBUS INCENTIVE PLAN OF 2004

1. Purpose. The purposes of the Freescale Omnibus Incentive Plan of 2004 (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Freescale, Inc. (“Freescale” or the “Company”) and its subsidiaries or to serve as directors of Freescale, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and Freescale’s stockholders by providing them stock options and other stock and cash incentives.

2. Administration. The Plan will be administered by a Committee (the “Committee”) of the Freescale Board of Directors (the “Board”) consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee shall have the authority to construe and interpret the Plan and any benefits granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of Freescale and its stockholders and in accordance with the purposes of the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act or officers who are or who are reasonably expected to be “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”) and any reference in the Plan to the Committee shall include such officer or officers.

3. Participants. Participants may consist of all employees of Freescale and its subsidiaries and all non-employee directors of Freescale. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Freescale shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

4. Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 48 million shares of Freescale Class A Common Stock (“Common Stock”). If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan and thereafter are reacquired by Freescale, the shares subject to those options and the reacquired shares shall be added to the shares available for benefits under the Plan. Shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to Freescale of the exercise price under any Stock Option exercised under the Plan, any shares retained by Freescale pursuant to a participant’s tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Freescale. Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 750,000 shares, (ii) Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals of Section 13 hereof relating to more than 500,000 shares, (iii) Stock Appreciation Rights relating to more than 750,000 shares, or (iv) Performance Stock relating to more than 500,000 shares. No non-employee director may receive in any calendar year Stock Options relating to more than 30,000 shares or Restricted Stock Units relating to more than 30,000 shares. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding anything else contained in this Section 4 the number of shares that may be issued under the Plan for benefits other than Stock Options or Stock Appreciation Rights shall not exceed a total of 5 million shares (subject to adjustment in accordance with Section 15 hereof).

5. Types of Benefits. Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance

Stock, Performance Cash Awards, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.

6. Stock Options. Stock Options may be granted to participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but in the case of an Incentive Stock Option shall not be less than 100% of the fair market value of Freescale’s Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, shall be payable to Freescale in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares (held for at least six months if the Company is accounting for Stock Options using APB Opinion 25 or purchased on the open market) having a fair market value at the time of exercise equal to the option price or certification of ownership of such previously-acquired shares, (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Freescale the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to Freescale, and (d) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option.

7. Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options, at any time when the Company is subject to Fair Value Accounting in accordance with Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 123. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of Freescale’s Common Stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the participant shall be entitled to receive payment from Freescale in an amount determined by multiplying the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, as determined by the Committee at the time of grant, except in the case of a substitute SAR which may be made only in stock. In no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the right to the participant at a lower exercise price or reduce the exercise price of an outstanding SAR.

8. Restricted Stock and Restricted Stock Units. Restricted Stock consists of Common Stock which may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock Units provide participants the right to receive shares at a future date after vesting in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions and conditions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b) a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to Freescale at cost) such shares or units in the event of termination of employment during the period of restriction; or

(c) the attainment of performance goals described in Section 13 hereof.

All restrictions shall expire at such times as the Committee shall specify.

9. Performance Stock. The Committee shall designate the participants to whom performance stock (“Performance Stock”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

10. Performance Cash Awards. The Committee shall designate the participants to whom cash incentives based on performance (“Performance Cash Awards”) are to be awarded and determine the amount of the award and the terms and conditions of each such award. Each Performance Cash Award shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $4,500,000. The Committee may, in its discretion, substitute actual shares of Common Stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.

11. Annual Management Incentive Awards. The Committee may designate Freescale executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to 5% of Freescale’s consolidated operating earnings for the calendar year. The Committee shall allocate an incentive pool percentage to each designated participant for each calendar year. In no event may the incentive pool percentage for any one participant exceed 30% of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Special Items. Special Items shall include (i) gains or losses on the disposition of a business, (ii) changes in tax or accounting regulations or laws, or (iii) the effect of a merger or acquisition, as determined in accordance with generally accepted accounting principles.

As soon as possible after the determination of the incentive pool for a Plan year, the Committee shall calculate the participant’s allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The participant’s incentive award then shall be determined by the Committee based on the participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other participant’s allocated portion.

12. Other Stock or Cash Awards. In addition to the incentives described in sections 6 through 11 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of Freescale and subject to such other terms and conditions as it deems appropriate.

13. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Cash Awards and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of Freescale Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any

Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude Special Items (as defined in section 11 above). In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.

14. Change in Control. Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of Freescale, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all Performance Stock shall be delivered; all Performance Cash Awards and Restricted Stock Units shall be paid out as promptly as practicable; all Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter but prior to the Change in Control; and all other Stock or Cash Awards shall be delivered or paid. A “Change in Control” shall mean:

Change in Control. The occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Freescale representing 20% or more of the combined voting power of Freescale’s then outstanding securities (other than (1) a Permitted Holder or (2) an acquisition directly from Freescale), (ii) there shall be consummated (A) any consolidation, merger or reorganization of Freescale in which Freescale is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a consolidation, merger, or reorganization of Freescale in which the holders of common stock of all classes of Freescale immediately prior to the merger have, directly or indirectly, an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of the surviving corporation immediately after the transaction, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Freescale other than any such transaction with entities in which the holders of Freescale’s then outstanding common stock of all classes, directly or indirectly, have an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of such entities immediately after the transaction, (iii) the stockholders of Freescale approve any plan or proposal for the liquidation or dissolution of Freescale, (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board, or (v) during such time as Motorola, Inc. (“Motorola”) continues to own Freescale securities representing a majority of the combined voting power of the then outstanding Freescale securities, a “Change in Control” (as defined in this Plan) of Motorola shall occur. The distribution of the Company’s securities by Motorola to its stockholders or any other disposition of such securities to a third party by Motorola will not constitute a Change in Control.

Permitted Holder. Shall mean (i) Motorola, (ii) any person or group acquiring Freescale securities directly from Motorola and (iii) Freescale or an employee benefit plan of Freescale or a corporation controlled by Freescale.

15. Adjustment Provisions.

(a) In the event of any change affecting the shares of Freescale Common Stock by reason of stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger, consolidation, reorganization, share combination, exchange of shares, stock rights offering, liquidation, disaffiliation of a subsidiary or similar event, the Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to outstanding awards to reflect such event, including without limitation, (1) adjustments in the aggregate number or class of shares which may be distributed under the Plan, the maximum number of shares which may be made subject to an award in any calendar year and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan; (2) the substitution of other property (including, without limitation, other securities) for the stock covered by outstanding awards; and (3) in connection with any disaffiliation of a subsidiary, arrangement for the assumption, or replacement with new awards, of awards held by participants employed by the affected subsidiary by the entity that controls the subsidiary following the disaffiliation.

(b) In the event of any merger, consolidation or reorganization of Freescale with or into another corporation which results in the outstanding Common Stock of Freescale being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the

Committee in its discretion, for each share of Common Stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of Freescale will be entitled pursuant to the transaction.

16. Substitution and Assumption of Benefits. The Board of Directors or the Committee may authorize the issuance of benefits under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Freescale or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.

17. Nontransferability. Each benefit granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the transfer of stock options and SARs by participants, on a general or specific basis, subject to such terms and conditions as may be established by the Committee.

18. Taxes. Freescale shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and Freescale may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have Freescale withhold shares of Common Stock, having a fair market value equal to the minimum amount required to be withheld.

19. Duration, Amendment and Termination. No award shall be granted more than ten years after the date of adoption of this Plan by the Board of Directors; provided, however, that the terms and conditions applicable to any award granted on or before such date may thereafter be amended or modified by mutual agreement between Freescale and the participant, or such other person as may then have an interest therein. The Board of Directors or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan shall be made without stockholder approval.

20. Fair Market Value. The fair market value of Freescale’s Common Stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

21. Other Provisions.

(a) The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(b) In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Board of Directors or the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules and to meet the objectives and purpose of the Plan and the Board of Directors or the Committee may, in its discretion, establish one or more sub-plans to reflect such amended or varied provisions.

(c) The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.

22. Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

23. Stockholder Approval. The Plan was adopted by the Board of Directors on June 18, 2004, and approved by its sole stockholder, Motorola, on June 18, 2004.

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